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                              CERTIFICATE OF MERGER

                                       OF

                          CELLULAR TELECOM CORPORATION
                           (a California corporation)

                                      INTO

                               INTELLICELL CORP.

                            (a Delaware corporation)
                          Pursuant to Section 252(c) of
                           the General Corporation Law

     Intellicell Corp., a Delaware corporation, desiring to merge Cellular Telecom Corporation, a California corporation, pursuant to the provisions of
Section 252(c) of the General Corporation Law of the State of Delaware, does hereby certify as follows:

     FIRST: The names and states of incorporation of each constituent corporation are:


Name                                           State of Incorporation
----                                           ----------------------
Intellicell Corp.                              Delaware
Cellular Telecom Corporation                   California

     SECOND: An Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by Cellular Telecom Corporation in accordance with Section 252(c) of the General Corporation Law and approved, adopted, certified, executed and acknowledged by Intellicell Corp. in accordance with the second sentence of Section 251(f) of the General Corporation Law (there being no shares of stock of such corporation issued prior to the adoption by the Board of Directors of the resolution approving the Agreement and Plan of Merger).


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     THIRD: The name of the surviving corporation is Intellicell Corp., which will continue its existence under the name Intellicell Corp. upon the effective date of the merger pursuant to the provisions of the General Corporation Law.

     FOURTH: The Certificate of Incorporation of Intellicell Corp. shall be the Certificate of Incorporation of the surviving corporation.

     FIFTH: An executed copy of the Agreement and Plan of Merger is on file at the principal place of business of the surviving corporation, 6929 Hayvenhurst Avenue, Van Nuys, California 91406, and a copy of the Agreement and Plan of Merger will be furnished by the surviving corporation, on request and without cost, to any shareholder of any constituent corporation.

     SIXTH: Cellular Telecom Corporation has authorized capital stock of 2,030,000 shares of common stock.

     IN WITNESS WHEREOF, Intellicell Corp. has caused this Certificate to be executed by its President thereunto duly authorized this 18th of October, 1996


                                   INTELLICELL CORP.
                                   (a Delaware Corporation)

                                     By: /s/ Ben Neman
                                         ---------------------
                                         Ben Neman, President


     AGREEMENT AND PLAN OF MERGER (the 'Plan') made the 18th day of October, 1996, between INTELLICELL CORP. , a Delaware corporation ("the Company"), and CELLULAR TELECOM CORPORATION, a California corporation ("CTC").

     WHEREAS, the Company has an authorized capital stock consisting of 15,000,000 shares of Common Stock, $.01 par value, and 1,000,000 shares of Preferred Stock, $.01 par value, no shares of which have been issued; and

     WHEREAS, CTC has an authorized capital stock consisting of 2,030,000 shares of Common Stock all of which have been issued and are outstanding, all of which are entitled to vote; and

     WHEREAS, the Boards of Directors of the Company and of CTC deem it advisable and in the best interests of the Company and CTC that CTC merge with and into the Company;

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements contained herein and of the mutual benefits hereby provided, it is agreed that CTC merge with and into the Company, pursuant to the applicable laws of the States of Delaware and California and do hereby agree to the following terms and conditions:

     1. Merger. CTC shall be merged with and into the Company in accordance with the applicable provisions of the General Corporation Law of the States of Delaware and California.

     2. Effective Date. This Plan shall become effective immediately upon compliance with the laws of the States of California and Delaware; the time of such effectiveness being hereinafter called the Effective Date.






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     3. Surviving Corporation. The Company shall survive the merger herein contemplated and shall continue to be governed by the laws of the State of Delaware, but the separate corporate existence of CTC shall cease forthwith upon the Effective Date. The Company shall have the rights, privileges, immunities and franchises of CTC and all property, real and personal, and all debts due on whatever account and all choses in action and every other interest belonging or due to CTC shall be taken and deemed transferred to and vested in the Company without further act or deed. The Company shall be responsible and liable for all liabilities and obligations of CTC. Neither the rights of creditors nor liens upon the property of CTC shall be impaired by the merger.

     4. Authorized Capital. The authorized capital stock of the Company following the Effective Date shall be 15,000,000 shares of Common Stock, $.01 par value, and 1,000,000 shares of Preferred Stock, $.01 par value, unless and until the same shall be changed in accordance with the laws of the State of Delaware.

     5. Certificate of Incorporation. The Certificate of Incorporation of the Company, as in effect on the Effective Date, shall continue to be the Certificate of Incorporation of the Company following the Effective Date unless and until the same shall be amended in accordance with the provisions thereof and applicable law.

     6. By-Laws. The By-Laws of the Company as in effect on the Effective Date, shall continue to be the By-Laws of the Company following the Effective Date unless and until the same




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shall be amended or repealed in accordance with the provisions thereof and applicable law.

     7. Further Assurance of Title. If at any time CTC shall consider or be advised that any acknowledgments or assurances an law or other similar actions are necessary or desirable in order to acknowledge or confirm in and to the Company any right, title or interest of CTC held immediately prior to the Effective Date, CTC and its proper officers and directors shall and will execute and deliver all such acknowledgments or assurances in law and do all things necessary or proper to acknowledge or confirm such right, title or interest in CTC as shall be necessary to carry out the purposes of this Plan, and CTC and the proper officers and directors thereof are fully authorized to take any and all such action in the name of CTC or otherwise.

     8. Conversion of Outstanding Securities. On the Effective Date:

     (a) None of the authorized shares, $.01 par value, of the Company, none of which have been issued, shall be converted as a result of the merger.

     (b) Each of the issued and outstanding shares of Common Stock of CTC and all rights in respect thereof shall be converted into the right to receive one
(1) share of the Common Stock, $.01 par value, of the Company (and each such share of the Common Stock of CTC shall be deemed cancelled and the holder thereof shall cease to have any rights with respect thereto), and each certificate representing such shares of the Common Stock of


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CTC shall thereafter and until surrendered be deemed to represent for all corporate purposes the right to receive one (1) share of the Common Stock of the Company. Each issued share of the Common Stock of CTC which is held in its Treasury, if any, at the Effective Date shall be cancelled and shall cease to exist.

     (c) Each of the outstanding options, warrants and shares reserved for issuance upon the conversion of outstanding indebtedness of CTC shall be converted into an option, warrant or shares, as the case may be, to purchase the number of shares of the Company Common Stock, which the holder would have owned following the exercise or conversion thereof prior to the Effective Date, with no other changes in the terms or conditions of such securities.

     9. Directors and Officers. The directors and officers of the Company, on the Effective Date, shall continue to serve as directors and officers of the Company for the balance of the terms of the directors and officers of the Company and until their successors are elected and qualified as provided by law and the By-Laws of the Company.

     10. Vacancies. If, upon the Effective Date, a vacancy shall exist in the Board of Directors or in any of the offices of the Company, such vacancy shall thereafter be filled in the manner provided by law and the By-Laws of the Company.

     11. Abandonment. Anything herein or elsewhere to the contrary notwithstanding, and notwithstanding shareholder approval hereof, this Plan may be terminated and abandoned by action of the Board of Directors of any of the corporations party

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hereto at any time prior to the Effective Date of this Plan for any cause.

     IN WITNESS WHEREOF, each of the parties hereto have caused this Plan to be executed by its duly authorized officers on the day and year first above written.

                                              INTELLICELL CORP.
                                              (A Delaware Corporation)

                                              By:  /S/ Ben Neman
                                                   -------------------------
                                                   Ben Neman, President


                                              By:  /S/ James E. Bunting
                                                   -------------------------
                                                  James E. Bunting, Secretary







                                              CELLUAR TELECOM CORPORATION
                                              (A California Corporation)


                                              By:  /S/ Ben Neman
                                                   -------------------------
                                                   Ben Neman, President


                                              By:  /S/ James E. Bunting
                                                   -------------------------
                                                  James E. Bunting, Secretary


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